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                                                                  EXHIBIT 3.1(a)

                           CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            CREATIVE COMPUTERS, INC.

     Creative Computers, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Creative Computers, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directed that the amendment proposed be considered at the next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be, and it hereby is, amended to restate Article 1 to read in full as follows:

          "Article 1.  The name of the Corporation is IdeaMall, Inc."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute was voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, Creative Computers, Inc. has caused this certificate to be signed by Frank F. Khulusi, its Chief Executive Officer, this 1st day of June, 2000.

                                   BY:   /s/ Frank F. Khulusi
                                         ----------------------
                                   Name:  Frank F. Khulusi
                                   Title:  Chief Executive Officer